Exhibit 99.1

AXIS Capital Credit Suisse Insurance and Asset Management Conference Dennis Reding, COO November 14, 2007

Safe Harbor Disclosure Statements in this presentation that are not historical facts, including statements regarding our estimates, beliefs, expectations, intentions, strategies or projections, may be “forward-looking statements” within the meaning of the U.S. federal securities laws, including the Private Securities Litigation Reform Act of 1995. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the United States securities laws. In some cases, these statements can be identified by the use of forward-looking words such as “may,” “should,” “could,” “anticipate,” “estimate,” “expect,” “plan,” “believe,” “predict,” “potential,” “intend” or similar expressions. Our expectations are not guarantees and are based on currently available competitive, financial and economic data along with our operating plans. Forward-looking statements contained in this presentation may include, but are not limited to, information regarding our estimates of losses related to hurricanes and other catastrophes, our expectations regarding pricing and other market conditions, our growth prospects, the amount of our acquisition costs, the amount of our net losses and loss reserves, the projected amount of our capital expenditures, managing interest rate and foreign currency risks, valuations of potential interest rate shifts and foreign currency rate changes and measurements of potential losses in fair market values of our investment portfolio. These statements involve risks, uncertainties and assumptions. Actual events or results may differ materially from our expectations. Important factors that could cause actual events or results to be materially different from our expectations include (1) our limited operating history, (2) the occurrence of natural and man-made disasters, (3) actual claims exceeding our loss reserves, (4) the failure of any of the loss limitation methods we employ, (5) the effects of emerging claims and coverage issues, (6) the failure of our cedants to adequately evaluate risks, (7) the loss of one or more key executives, (8) a decline in our ratings with rating agencies, (9) loss of business provided to us by our major brokers, (10) changes in governmental regulations, (11) increased competition, (12) general economic conditions, (13) changes in the political environment of certain countries in which we operate or underwrite business and (14) other matters that can be found in our filings with the Securities and Exchange Commission. Forward-looking statements are only as of the date they are made, and we do not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Cautionary Statement Regarding Forward-looking Statements

Non-GAAP Disclosure We have presented diluted book value per common share calculated using the “if converted” method, which is a non-GAAP financial measure.  This measure takes into account the effect of the full conversion of our outstanding stock options, warrants, restricted stock and phantom stock units.  As we have no present plans to reacquire such dilutive securities, the calculation assumes the retention of all proceeds upon exercise and the resulting issuance of common shares to remain outstanding.  Because we had dilutive common shares outstanding in each of the periods presented, we believe diluted book value per share provides useful information for investors to measure shareholder returns. This measure should not be viewed as a substitute for book value per share, the most comparable GAAP generated measure. A reconciliation of diluted book value per share to basic book value per share is presented on page 17 of this presentation.

$4.4 billion common equity and $5.4 billion total capital 724 employees in Bermuda, Europe, U.S. and Australasia Ratings of A (S&P - positive), A2 (Moody’s - stable) and A (AM Best - stable) $3.7 billion in gross premiums written (GPW) during trailing twelve months (TTM¹) GPW by Segment TTM GPW = $3,731 M AXIS Re 44% AXIS Insurance 56% AXIS Insurance AXIS Re $1,108 $2,274 $3,012 $3,394 $3,609 ($ in millions) Gross Premiums Written ’02-‘06 GPW CAGR = 34% AXIS at a Glance ¹ For trailing twelve months ended September 30, 2007 $3,731 $0 $1,000 $2,000 $3,000 $4,000 2002 2003 2004 2005 2006 TTM

AXIS Offers Differentiation and Focus Highly experienced management and team of specialists in knowledge-based business High-quality risk-adjusted returns Global platform in both insurance and reinsurance already built for longevity and value creation through all product cycles Strategic initiatives to deliver specialty expertise to new markets Global capital above critical level to address longer-term needs of all stakeholders – clients and shareholders Outperformance in total value creation over time

Diversified Strategic Footprint

Selective diversification by product and geography with well-timed entry

	2002 $1.1Bn	2003 $2.3Bn	2004 $3.0Bn	2005 $3.4Bn	2006 $3.6Bn	2007 +
AXIS Insurance	• Bermuda London-market • Worldwide specialty lines portfolio	• U.S. excess & surplus lines • U.S. professional lines renewal rights (D&O) • Bermuda professional lines (D&O) • E&O team	• European professional lines • Media Pro relationship established			• Acquisition of Media Pro
AXIS Re	• Property catastrophe reinsurance portfolio	• Establishment of U.S. casualty reinsurance portfolio • Establishment of Continental European reinsurance presence in Zurich	• Representative office in Singapore		• Entry into global engineering and construction reinsurance	

Continued diversification at many levels within portfolio

6

AXIS

Quality, Sustainability and Profitability Loss ($ in millions) 70.4% 73.6% 84.4% 101.8% 77.3% Total Expense Ratio Loss Ratio ’02-’06 Average Combined Ratio: 81.5% Well-balanced portfolio preserved capital in ‘05 despite unprecedented Atlantic wind activity Return on Average Common Equity Net Income Combined Ratio 76.7% ’02-’06 Average ROACE: 16.6% 27.7% 22.5% 23.0% 21.5% 24.4% 24.5% 42.7% 51.1% 61.4% 80.3% 52.9% 52.3% 0% 25% 50% 75% 100% 2002 2003 2004 2005 2006 YTD 2007 $749.1 $925.8 $90.1 $495.0 $532.4 $265.1 $0 $250 $500 $750 $1,000 2002 2003 2004 2005 2006 YTD 2007 23.9% 26.7% 2.9% 16.3% 22.3% 14.7% 0% 10% 20% 30% 2002 2003 2004 2005 2006 Ann. YTD 2007

2002 – 2006 Risk/Return Comparison Montpelier XL Platinum Aspen AWAC Max Re Endurance ACE Everest Partner Re Arch Capital White Mountains Renaissance Re 2% 4% 6% 8% 10% 12% 14% 16% 18% 5 10 15 20 25 30 35 40 Source: Benfield Quarterly FY 2006 Capital Returns, March 2007 Of companies with short-tail orientation, AXIS has offered attractive risk-return tradeoff over the last 5 years IPC 0% 2% 4% 6% 8% 10% 12% 14% 16% 18% 0 5 10 15 20 25 30 35 40 Standard Deviation 5 Year (Percentage Points) ROE 2002-2006 Average

Strong YTD 2007 Results Consolidated Gross Premiums Written 4.2% AXIS Re Gross Premiums Written 8.1% AXIS Insurance Gross Premiums Written 0.7% Consolidated Combined Ratio = (1.8%) 26.1% Consolidated Net Income Consolidated Net Investment Income 16.1% ($ in millions) Consolidated GPW up modestly compared to last year with many underlying portfolio changes. Net income increased due to continued strong underwriting results and increasing investment income. $2,895 $3,017 $0.0 $1,000.0 $2,000.0 $3,000.0 $4,000.0 YTD 2006 YTD 2007 $1,375 $1,487 $0.0 $500.0 $1,000.0 $1,500.0 YTD 2006 YTD 2007 $1,520 $1,530 $0.0 $500.0 $1,000.0 $1,500.0 $2,000.0 YTD 2006 YTD 2007 78.5% 76.7% 0.0% 25.0% 50.0% 75.0% 100.0% YTD 2006 YTD 2007 $284 $358 $0.0 $100.0 $200.0 $300.0 $400.0 YTD 2006 YTD 2007 $645 $749 $0.0 $200.0 $400.0 $600.0 $800.0 YTD 2006 YTD 2007

Current State of the Cycle Peak reached, but price declines vary by line Majority of business, aside from the more volatile lines (e.g. aviation and terrorism), at or above adequate level Continued focus on accessing more business for review Risk selection critical at this point in the cycle Targeted returns achievable with AXIS execution Medium-term strategic initiatives are not impacted by state of P&C cycle

Balance of Earnings Quality and Select Growth Specialist business in small-to-medium enterprise segment New Products Further Enhancements of Risk Management We continue to reduce premium writings where pricing is inadequate and to strive for growth when opportunities meet or exceed our profitability goals. Leverage Current Market Position Continue to drive increased submissions Expand relationships with long-term reinsurance dependent cedants Broaden relationships with existing cedants Expansion of political risk New product initiatives throughout AXIS Insurance (e.g. accident & health) Organizational enhancement – global product management approach in AXIS Insurance Board Risk Committee U.S. as incubator for global initiative Enhancing operational fit for this business Acquisitions of underwriting teams

Origins of Select Markets ($ in millions) Property Other Specialty Professional Lines Casualty $94 $249 $355 Marine Note: Media Pro GPW is included in professional lines in above chart. $22 $1 $0 $50 $100 $150 $200 $250 $300 $350 2002 2003 2004 2005 2006

Initiate Expansion in U.S. Targeted Global Growth Canada U.K. / Europe Australasia Navigating the Select Markets Global Landscape E&O D&O A&H

Strategic Initiatives in Capital Risk Solutions Coverage sought for risks placed in the capital markets: Protection of the issuance either through Political Risk or Credit-enhanced policies offered for bond holders at large Specific entities seeking protection for their own book Opportunity to diversify portfolio through coverage of fixed assets Implementation of Basel II creates opportunity Emerging market collateralized structured credit insurance for individual investors

Financial Objectives to Drive Shareholder Value Outperform in value creation (book value per share + dividend growth) over long-term for shareholders Sufficient potential profit to absorb major events (capital preservation) Strong balance sheet supported by disciplined reserving and characterized by modest financial leverage Satisfy needs of client stakeholders to support disciplined expansion of franchise over time Maintain financial strength ratings and continuously evaluate ratings position Allocate capital with preference to our core competency – underwriting risks Shareholder value is strongly linked to our ability to deliver value to our clients.

Shareholder Value Creation Diluted Book Value Per Share (1) (1) Calculated using the “if converted” method. Accumulated Dividends Paid Diluted book value per share + Accumulated dividends Diluted book value per share plus accumulated dividends have grown at an annualized rate of 17.2% from 2002 through today $27.52 $24.02 $19.19 $19.85 $17.48 $13.96 $2.19 $1.69 $1.09 $0.07 $0.52 $0.00 $7.00 $14.00 $21.00 $28.00 $35.00 2002 2003 2004 2005 2006 YTD 2007

Non-GAAP Disclosure

Reconciliation of Diluted Book Value per Share to Basic Book Value per Share

(in thousands, except per share)	At September 30 2007	At December 31 2006	2005	2004	2003	2002
Common shareholders' equity	$ 4,443,592	$ 3,912,647	$ 3,012,351	$ 3,238,064	$ 2,817,148	$ 1,961,033
Shares outstanding	145,710	149,982	148,831	152,737	152,456	138,160
Book value per share	$ 30.50	$ 26.09	$ 20.24	$ 21.20	$ 18.48	$ 14.19
Diluted book value on a "as if converted basis"						
Common shareholders equity	4,443,592	3,912,647	3,012,351	3,238,064	2,817,148	1,961,033
add in:						
proceeds on excerise of options	89,947	96,485	117,808	94,724	62,630	58,323
proceeds on exercise of warrants	244,200	244,363	244,812	244,812	244,811	243,166
Adjusted shareholders equity	$ 4,777,739	$ 4,253,495	$ 3,374,971	$ 3,577,600	$ 3,124,589	$ 2,262,522
As if converted diluted shares outstanding						
Shares outstanding	145,710	149,982	148,831	152,737	152,456	138,160
add in:						
vested phantom stock units	53	46	38	28	18	9
vesting of restricted stock	3,342	2,229	1,172	2,183	1,885	-
exersice of options	4,853	5,147	6,174	5,694	4,695	4,476
exercise of warrants	19,651	19,644	19,651	19,619	19,691	19,453
Diluted shares outstanding	173,609	177,048	175,866	180,261	178,745	162,098
Diluted book value per share	$ 27.52	$ 24.02	$ 19.19	$ 19.85	$ 17.48	$ 13.96

17